Exhibit 21.1

Mayor’s Jewelers, Inc. and Affiliated
Corporations

Company Name	FEIN	State & Date of Incorporation			Date Dissolved

Mayor’s Jewelers, Inc. aka Jan Bell Marketing, Inc.	59-2290953	DE	06/19/87		Parent Company - name changed 07/12/2000
JBM Retail Company, Inc.	13-3592619	DE	11/07/90
JBM Venture Company, Inc.	65-0239130	DE	04/30/90		Owns 1% of Exclusive Diamonds
JBM International, Inc.	65-0471986	DE	09/15/92	05/24/02
UPKE U.S.A., Inc. f/k/a Jan Bell Merger Sub, Inc.	65-0267652	DE	06/12/91	05/24/02
Club Duty Free, Inc.	65-0336614	DE	06/02/92	05/24/02
Designer Timepieces, Inc.	65-0471989	DE	11/30/90	05/24/02
Ultimate Fine Jewelry International, Inc.	65-0355091	DE	10/18/91	05/24/02
Ultimate Fine Jewelry and Watches, Inc.	65-0355076	DE	12/04/90	05/24/02
Jewelry Depot, Inc.	65-0558061	DE	08/18/94	05/24/02
Mayor’s Jewelers, Inc.	59-0975486	FL	09/02/61		Acquired 07/28/1998
Maier’s Jewelers, Inc.	58-1907540	GA	08/10/90	05/24/02	Acquired with Mayor’s Jewelers
Maier & Berkele, Inc.	58-0334350	GA	08/10/90	05/24/02	Acquired with Mayor’s Jewelers
Mayor’s Jewelers Intellectual Property Holding Company	51-0370650	DE	10/10/95		Acquired with Mayor’s Jewelers
Mayor’s Jewelers Receivables Holding Company	88-0350585	NV	12/22/95	05/24/02	Acquired with Mayor’s Jewelers

Mayor’s Jewelers, Inc. — Non Affiliated Corporations

Company Name	FEIN	State & Date of Incorporation
American Horological Corp.	65-0074221	Florida	07/14/88	Dissolved	Acquired with Mayor’s Jewelers
Jan Bell Marketing/Puerto Rico, Inc.	66-0492810	Puerto Rico	03/15/93
Exclusive Diamonds International Ltd.	N/A	Israel	11/30/90
Regal Diamonds International (T.A.) Ltd.	N/A	Israel	06/30/85
Jan Bell de Mexico, S.A. de C.V.	N/A	Mexico	12/03/91	Dissolved
Elico Mexicana, S.A. de C.V.	N/A	Mexico	10/14/93	Dissolved

Mayor’s Jewelers, Inc. and Affiliated Corporations

As of 07/31/98

Company Name	FEIN	State & Date of Incorporation
Mayor’s Jewelers, Inc.	59-0975486	FL	09/02/61
Maier’s Jewelers, Inc.	58-1907540	GA	08/10/90
Maier & Berkele, Inc.	58-0334350	GA	08/10/90
Mayor’s Jewelers Intellectual Property Holding Company	51-0370650	DE
Mayor’s Jewelers Receivables Holding Company	88-0350585	NV